UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2009, Republic Bancorp, Inc.’s (the “Company”) wholly owned subsidiary, Republic Bank & Trust Company, a Kentucky state chartered bank (the “Bank”), amended its three-year Program Agreement, dated September 19, 2007, as amended December 2, 2008, (the “Program Agreement”) with Jackson Hewitt Inc. (“JHI”) and amended its three-year Technology Services Agreement, dated September 19, 2007, as amended December 2, 2008, (the “Technology Agreement”) with Jackson Hewitt Technology Services LLC (“JHTSL”) related to the Bank’s Refund Anticipation Loan (“RAL”) and Assisted Refund (“AR”) products. JHI and JHTSL are subsidiaries of Jackson Hewitt Tax Service Inc. which provides preparation services of federal, state and local individual income tax returns in the United States through a nationwide network of franchised and company-owned tax offices operating under the brand name Jackson Hewitt Tax Service®. The Bank’s RAL and AR products essentially comprise the products offered through the Company’s Tax Refund Solutions (“TRS”) business segment. The parties amended the Program Agreement and the Technology Agreement in order to:

1.)
Establish the number of Jackson Hewitt Tax Service locations during the first quarter 2010 tax season in which the Bank will offer, process and administer certain RAL and AR products to Jackson Hewitt Tax Service customers, with these locations being substantially the same as those serviced during the first quarter 2009 tax season;

2.)	Determine the fees payable to JHI and JHTSL by the Bank for the first quarter 2010 tax season; and

3.)
Provide the Bank with the right to retain certain monies otherwise payable to JHI and JHTSL by the Bank in the event that the Bank fails to attain a minimum number of financial products, the Bank experiences RAL delinquency in excess of a designated level, or if the Bank incurs costs in connection with JHI’s, JHTSL’s or a Jackson Hewitt Service operator’s failure to maintain a minimum level of compliance with the Bank’s policies and procedures.

The second amendments to the Program Agreement and Technology Agreement are not projected to have a material impact on the Company’s net income and earnings per share for 2010. The overall impact of these agreements, as amended, to the Company’s earnings for 2010 will be dependent upon many factors, such as consumer demand for tax related products, consumer demand for Jackson Hewitt Tax Services, losses on RALs, overall product mix and overhead cost to the Company.

The Company disclosed the Program Agreement and Technology Agreement and the first amendments in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007 and December 3, 2008, and such descriptions are hereby incorporated by reference.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Bank’s amendments to the Program Agreement and Technology Agreement described above in connection with filing such amendments as exhibits to the Company’s Annual Report on Form 10-K for the period ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: November 24, 2009	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer